Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-103213) of Meredith Enterprises, Inc. (formerly West Coast Realty Investors, Inc.) of our report dated February 11, 2005, relating to the consolidated financial statements, which appears in the Annual Report to Shareholders, which is incorporated by reference in this Annual Report on Form 10-KSB.

/s/ BDO SEIDMAN, LLP
San Francisco, California
March 23, 2005